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                                                                    EXHIBIT 10.3


                              CONSULTING AGREEMENT

         This Consulting Agreement ("AGREEMENT") is entered into between Group 1 Automotive, Inc., a Delaware corporation having offices at 950 Echo Lane, Suite 350, Houston, Texas 77024, ("Employer"), and Sterling B. McCall, Jr., an individual currently residing at 37 Saddlebrook, Houston, Texas 77024 ("CONSULTANT"), to be effective as of November 4, 1999.

         For and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Consultant agree as follows:

         WHEREAS, Employer and Consultant entered into an Employment Agreement dated as of November 3, 1997 (the "EMPLOYMENT AGREEMENT");

         WHEREAS, the parties to the Employment Agreement have determined it to be in their mutual interests to revise their relationship from employer/employee to employer/consultant; and

         WHEREAS, from the date first stated above, this Agreement will replace the Employment Agreement in its entirety, and the Employment Agreement shall be terminated and of no further force and effect.

1.       DUTIES:

         1.1. Employer agrees to employ Consultant, and Consultant agrees to be employed by Employer, beginning November 4, 1999 and continuing throughout the Term (as defined below) of this Agreement, subject to the terms and conditions of this Agreement.

         1.2. Consultant shall (i) continue to serve as Chairman of the following subsidiaries of Employer: Southwest Toyota, Inc., SMC Luxury Cars, Inc., and McCall Automotive, Inc. and (ii) from the date of this Agreement, serve as a consultant of Employer.

         1.3. Consultant shall, during the term hereof, devote such reasonable amount of time as may be requested from time to time by the Chief Executive Officer of Group 1.

2.       COMPENSATION AND BENEFITS:

         2.1. Consultant's consulting fee under this Agreement shall be $300,000 per annum and shall be paid in semi-monthly installments in accordance with Employer's standard payroll practice.

         2.2. Consultant's participation in bonus plans shall be governed by the bonus and incentive plans adopted by the Board of Directors of Employer in which Consultant is a participant. Consultant's participation in such bonus and incentive plans shall terminate as of December 31, 1999.


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         2.3. While employed by Employer, Consultant shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs. For the term of this Agreement, Employer shall provide Consultant an office and a secretary, such secretary to be selected by Consultant. Consultant's secretary shall be an employee of Employer with a base salary not to exceed $2,000 per month. Consultant shall be responsible for all office and secretarial expenses above the $2,000 per month paid by Employer to Consultant's secretary, except for those direct expenses related to Consultant's services to Employer. In addition, in accordance with Employer's previous arrangement with Consultant and for the term of this Agreement, Employer shall continue to provide Consultant with the use of three
(3) Dealer vehicles.

         2.4. Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Employer, none of the benefits or arrangements described in this
Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer and its subsidiaries and affiliates.

         2.5. Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

3. TERM OF THIS AGREEMENT, EFFECT OF EXPIRATION OF TERM, AND TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH TERMINATION:

         3.1. The term of this Agreement shall be effective from November 4, 1999 through November 2, 2002.

         3.2. This Agreement will terminate for the following reasons:

         (i)      upon Consultant's death; or

         (ii) upon Consultant's becoming incapacitated by accident, sickness, or other circumstance which in the reasonable opinion of a qualified doctor approved by Employer's Board of Directors renders him mentally or physically incapable of performing the duties and services required of Consultant, and which will continue in the reasonable opinion of such doctor for a period of not less than 180 days.



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         3.3. Upon termination of the employment relationship as a result of
Consultant's death, Consultant's heirs, administrators, or legatees shall be entitled to Consultant's pro rata consulting fee through the date of such termination which has not been paid.

         3.4. Upon termination of the consulting relationship as a result of Consultant's incapacity, Consultant shall be entitled to his pro rata consulting fee through the date of such termination.

         3.5. In all cases, the compensation and benefits payable to Consultant under this Agreement upon termination of the consulting relationship shall be reduced and offset by any amounts to which Consultant may otherwise be entitled under any and all severance plans (excluding any pension, retirement and profit sharing plans of Employer that may be in effect from time to time) or policies of Employer or its subsidiaries or affiliates or any successor to all or a portion of the business or assets of Employer.

         3.6. Termination of the consulting relationship shall not terminate those obligations imposed by this Agreement which are continuing in nature, including, without limitation, Consultant's obligations of confidentiality, non-competition and Consultant's continuing obligations with respect to business opportunities that had been entrusted to Consultant by Employer.

         3.7. This Agreement governs the rights and obligations of Employer and Consultant with respect to Consultant's compensation and other perquisites of employment.

4.       OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS:

         4.1. Employer owns certain confidential and proprietary information and trade secrets to which Consultant will be given access for the purpose of carrying out his responsibilities hereunder. Furthermore, Employer agrees to provide Consultant with confidential and proprietary information and trade secrets regarding the Employer and its subsidiaries and affiliates, in order to assist Consultant in satisfying his obligations hereunder. Consultant, in turn, agrees that the name "Sterling McCall" is proprietary to Group 1 and that Consultant may not use the name "Sterling McCall" in connection with any automotive business with the exception of the "Sterling McCall Old Car Museum" located in Fayette County, Texas.

         4.2. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Consultant, individually or in conjunction with others, during the term of this Agreement (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's or any of its subsidiaries' or affiliates' businesses, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Upon termination of Consultant's relationship with Employer, for any reason, Consultant promptly shall deliver the same, and all copies thereof, to Employer.



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         4.3. Consultant will not, at any time during or after the term of this
Agreement, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its subsidiaries or affiliates, or make any use thereof, except in the carrying out of his responsibilities hereunder. As a result of Consultant's relationship with Employer, Consultant may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer and its subsidiaries and affiliates. Consultant also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer's or any of its subsidiaries' or affiliates' confidential business information and trade secrets.

         4.4. If, during the term of this Agreement, Consultant creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer's, or any of its subsidiaries' or affiliates' businesses, products, or services, whether such work is created solely by Consultant or jointly with others, whether during business hours or otherwise and whether on Employer's or any of its subsidiaries' or affiliates' premises or otherwise), Employer shall be deemed the author of such work if the work is prepared by Consultant in the scope of his duties; or, if the work is not prepared by Consultant within the scope of his duties but is specially ordered by Employer or any of its subsidiaries or affiliates as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer or any of its subsidiaries or affiliates shall be the author of the work. If such work is neither prepared by Consultant within the scope of his duties nor a work specially ordered that is deemed to be a work made for hire, then Consultant hereby agrees to assign, and by these presents does assign, to Employer all of Consultant's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         4.5. Both during the term of this Agreement and thereafter, Consultant shall assist Employer, or any of its subsidiaries or affiliates and their nominees, at any time, in the protection of Employer's or any of its subsidiaries' or affiliates' worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or any of its subsidiaries or affiliates or their nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

5.       NON-COMPETITION OBLIGATIONS:

         5.1. As part of the consideration for the Merger, and as an additional incentive for Group 1 to enter into this Agreement, Sterling B. McCall, Jr. (the "DESIGNATED PERSON") and Group 1 agree to the non-competition provisions of this
Article 5. The Designated Person agrees that during the period of the Designated Person's non-competition obligations hereunder, the Designated Person will not, directly or indirectly for the Designated Person or for others:



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                           (i) engage in the Restricted Area in any business
                  competitive with any line of business conducted by Group 1 or any of its subsidiaries or affiliates;

                           (ii) render advice or services to, or otherwise
                  assist, including financing, any other Person who is engaged in the Restricted Area, directly or indirectly, in any business competitive with any line of business conducted by Group 1 or any of its subsidiaries or affiliates engaged in automotive retailing; and

                           (iii) induce any employee of Group 1 or any of its
                  subsidiaries or affiliates to terminate his or her employment with Group 1 or any of its subsidiaries or affiliates, or hire or assist in the hiring of any such employee by Person not affiliated with Group 1 or any of its subsidiaries or affiliates.

         These non-competition obligations shall apply until the later of (i) three (3) years after the Effective Time (as defined in the Plan and Agreement of Reorganization among Group 1 Automotive, Inc., SM Merger, Inc. and SMC Investment, Inc., dated as of November 4, 1999) (ii) the period specified in the Consulting Agreement. If Group 1 and its subsidiaries and affiliates abandon a particular aspect of their business, that is, cease such aspect of their business with the intention to permanently refrain from such aspect of their business, then this non-competition covenant shall not apply to such former aspect of that business.

         During this non-competition period, the Designated Person will not engage in these restricted activities or assist in the industry consolidation efforts on behalf of any publicly held entity in the automotive retailing industry (nor any entity with the ultimate intention of becoming a publicly held entity or being acquired in any manner by a publicly held entity), regardless of geographic area or market.

         For the purposes of this Article 5 "RESTRICTED AREA" shall mean (i) Harris County, Texas; and (ii) any county adjacent to Harris County, Texas.

                  (b) The Designated Person understands that the foregoing restrictions may limit his ability to engage in certain businesses during the period provided for above, but acknowledge that the Designated Person will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. The Designated Person acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by the Designated Person, and Group 1 or any of its subsidiaries or affiliates shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to the Designated Person under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach, without any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Group 1 or any of its subsidiaries or affiliates, including, without limitation, the recovery of damages from Group 1 and the Designated Person's agents involved in such breach.



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                  (c) It is expressly understood and agreed that Group 1 and the
         Designated Person considers the restrictions contained in this Article
         5 to be reasonable and necessary to protect the legitimate business interests of Group 1 and its affiliates, including the confidential and proprietary information and trade secrets of Group 1 and its subsidiaries and affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                  (d) The parties hereto expressly acknowledge that Group 1's rights under this Article 5 are assignable and that such rights shall be fully enforceable by any of Group 1's assignees or successors in interest.

6.       MISCELLANEOUS:

         6.1. For purposes of this Agreement the terms "AFFILIATES" or "AFFILIATED" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer. For purposes of this Agreement the term "CONTROL" including the terms "CONTROLLED," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         6.2. Employer, Group 1 and Consultant shall refrain, both during the consulting relationship and after the consulting relationship terminates, from making any negative or critical statements about each other or any of their respective subsidiaries or affiliates, directors, officers, employees, agents or representatives or disclosing any conflicts with same, or from publishing any oral or written statements about each other or any of their respective subsidiaries or affiliates, directors, officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about each other or any of their respective subsidiaries' or affiliates' business affairs, or about their respective directors, officers, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of each other or any of their respective subsidiaries or affiliates, directors, officers, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of each other or any of their respective subsidiaries or affiliates, directors, officers, employees, agents, or representatives; or that place each other or any of their respective subsidiaries or affiliates, directors, officers, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of each other or any of their respective subsidiaries or affiliates or any of such entities' directors, officers, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined.

         6.3. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or



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when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employer to:

         Group 1 Automotive, Inc.
         950 Echo Lane, Suite 350
         Houston, TX 77024
         Attn: Chief Executive Officer

     with a copy to:

         Vinson & Elkins L.L.P.
         2300 First City Tower
         1001 Fannin Street
         Houston, TX 77002-6760
         Attn: John S. Watson

     If to Consultant, to the address shown on the first page hereof with a copy to:

         Robert D. Remy
         Two Memorial City Plaza
         820 Gessner, Suite 1360
         Houston, TX 77024

Either Employer or Consultant may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         6.4. This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

         6.5. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.6. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any



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person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         6.7. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Employer, its subsidiaries and affiliates and Consultant (all of which are referred to herein as "CLAIMS"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, including equitable relief and specific performance, shall be resolved and decided by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. In the arbitration proceeding the Consultant shall select one arbitrator, the Employer shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Consultant and the Employer fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court of the Southern District of Texas, Houston Division, upon application of the Consultant or the Employer, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the immediately preceding sentence of this Section 7.7. The decision of a majority of the arbitrators shall be binding on the Consultant, the Employer and its subsidiaries and affiliates. The arbitration proceeding shall be conducted in Houston, Texas. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

         This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this Agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act.

         In deciding the substance of any such Claim, the Arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the Arbitrators shall have no authority to award treble, exemplary or punitive type damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary or punitive type damages in connection with any such Claims.

         6.8. This Agreement shall be binding upon and inure to the benefit of Employer, its subsidiaries and affiliates and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of Employer by any means, whether direct or indirect, by purchase, merger, consolidation, or otherwise. Consultant's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Consultant shall not be



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voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Consultant without the prior written consent of Employer.

         6.9. Except as provided in (1) written company policies promulgated by Employer dealing with issues such as securities trading, business ethics, governmental affairs and political contributions, consulting fees, commissions and other payments, compliance with law, investments and outside business interests of officers and employees, reporting responsibilities, administrative compliance, and the like, (2) the written benefits, plans, and programs referenced in Sections 2.2, 2.3 and 2.4, or (3) any signed written agreements contemporaneously or hereafter executed by Employer and Consultant, this Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters and replaces and merges previous agreements and discussions pertaining to the relationship between Employer and Consultant. Specifically, but not by way of limitation, any other employment agreement or arrangement in existence as of the date hereof between Employer or any of its subsidiaries or affiliates and Consultant is hereby canceled and Consultant hereby irrevocably waives and renounces all of Consultant's rights and claims under any such agreement or arrangement.

         6.10. The parties hereto expressly acknowledge that Group 1's and Employer's rights under this Agreement are assignable and that such rights shall be fully enforceable by any of Group 1's or Employer's assignees or successors in interest.

                            [signature page follows]





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        IN WITNESS WHEREOF, Employer and Consultant have duly executed this
Agreement in multiple originals to be effective on the date first stated above.

                                        GROUP 1 AUTOMOTIVE, INC.

                                        By: /s/ Scott L. Thompson
                                           ----------------------
                                        Name:  Scott L. Thompson
                                        Title: Senior Vice President


                                        /s/ Sterling B. McCall, Jr.
                                        ---------------------------
                                        Sterling B. McCall, Jr.



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